                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statements on Form F-3, No. 333-12074, No. 333-115598, No. 333-117954 and No. 333-127491
and in the related Prospectuses and in the Registration Statements on Form S-8,
Registration No. 333-12844 and No. 333-111437 pertaining to the RADA Electronic
Industries Ltd.'s 1999 and 2003 Stock Option Plans, and warrants to directors of our report dated March 29, 2007, with respect to the consolidated financial statements of RADA Electronic Industries Ltd. included in the Annual Report on
Form 20-F for the year ended December 31, 2006.

                                            /s/ Kost Forer Gabbay and Kasierer
                                            ----------------------------------
                                            Kost Forer Gabbay & Kasierer
                                            A Member of Ernst & Young Global

Tel Aviv, March 29, 2007